UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    October 15, 1997

COMMISSION            REGISTRANT, STATE OF INCORPORATION,        I.R.S. EMPLOYER
FILE NUMBER             ADDRESS AND TELEPHONE NUMBER          IDENTIFICATION NO.


1-1443                CENTRAL AND SOUTH WEST CORPORATION              51-0007707
                      (A Delaware Corporation)
                      1616 Woodall Rodgers Freeway
                      Dallas, TX 75202-1234
                      (214) 777-1000

0-343                 PUBLIC SERVICE COMPANY OF OKLAHOMA              73-0410895
                      (An Oklahoma Corporation)
                      212 East 6th Street
                      Tulsa, Oklahoma  74119-1212
                      (918) 599-2000



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GLOSSARY OF TERMS
The following abbreviations or acronyms used in this text are defined below:

ABBREVIATION OR ACRONYM                 DEFINITION

ALJ.....................................Administrative Law Judge
CSW.....................................Central and South West Corporation,
                                        Dallas, Texas
ITC.....................................Investment Tax Credit
OCC.....................................Oklahoma Corporation Commission
OCC Staff...............................Staff of the OCC
PSO.....................................Public Service Company of Oklahoma,
                                        Tulsa, Oklahoma
Settlement Agreement....................Joint stipulation agreement reached by
                                        PSO and other parties to settle PSO's
                                        current rate inquiry


















FORWARD LOOKING INFORMATION

This report and other presentations made by CSW and its subsidiaries contain forward looking statements within the meaning of Section 21E of the Exchange Act. Although CSW and each of its subsidiaries believe that, in making any such statements, its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Important factors that could cause actual results to differ materially from those in the forward looking statements include, but are not limited to: the impact of general economic changes in the U.S. and in countries in which CSW either currently has made or in the future may make investments; the impact of deregulation on the U.S. electric utility business; increased competition and electric utility industry restructuring in the U.S.; federal and state regulatory developments and changes in law which may have a substantial adverse impact on the value of CSW System assets; timing and adequacy of rate relief; adverse changes in electric load and customer growth; climatic changes or unexpected changes in weather patterns; changing fuel prices, generating plant and distribution facility performance; decommissioning costs associated with nuclear generating facilities; uncertainties in foreign operations and foreign laws affecting CSW's investments in those countries; the effects of retail competition in the natural gas and electricity distribution and supply businesses in the United Kingdom; and the timing and success of efforts to develop or acquire domestic and international power projects and utility assets. In the non-utility area, the aforementioned factors would also apply, and, in addition, would include: the ability to compete effectively in new areas, including telecommunications, power marketing and brokering, and other energy related services, as well as evolving federal and state regulatory legislation and policies that may adversely affect those industries generally or the CSW System's business in areas in which it operates.


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ITEM 5.  OTHER EVENTS



PSO SETTLEMENT AGREEMENT

         On October 15, 1997, PSO reached a stipulated agreement with parties to settle the rate inquiry currently pending before the OCC. The Settlement Agreement, which is subject to the approval of the OCC, calls for PSO to lower its retail base rates beginning with the December 1997 billing cycle by approximately $35.9 million annually, or a 5.3 percent decrease below the current level of retail rates. Part of the proposed rate reduction includes a reduction in annual depreciation expense of approximately $10.9 million. In addition, the proposed settlement would result in PSO making a one-time $29 million refund to customers. PSO recorded the estimated financial impact of the Settlement Agreement, including recognition of the $29 million refund obligation, during the third quarter of 1997.

         As previously reported, in July 1996, the OCC Staff filed an application seeking a review of PSO's earnings. In accordance with the established schedule, PSO subsequently filed financial data, cost of service and rate design testimony supporting both its current rates and an increase in annual depreciation expense of $26 million. In July 1997, the OCC Staff and other intervenors to the proceeding filed their revenue requirements testimony. In its filing, the OCC Staff recommended a rate reduction of $76.8 million for PSO. Although the OCC Staff's recommended rate reduction included a $109 million rate base reduction and a percentage return on capital, these issues were not specifically addressed in the Settlement Agreement.

         The Settlement Agreement also provides that PSO completely eliminate approximately $41 million in certain regulatory assets, of which a $26 million reserve has previously been established, before its next rate filing. Included in the remaining $15 million of regulatory assets are approximately $9 million of costs incurred for customer energy management incentive programs. PSO expects to completely write off the regulatory assets, including the unreserved $15 million, in the fourth quarter of 1997. The following table is management's estimate of the financial impact of the Settlement Agreement on PSO's 1997 results of operations and also its ongoing annual impact on net income in successive years.

                                                                        Ongoing
                                                              1997       Annual
                                                             Impact      Impact
                                                           ----------   --------
                                                              ($ in millions)

Change in revenues                                           $(31.5)     $(35.9)
                                                              -----       -----

Changes in expenses (offsetting impact included in revenues)
   Depreciation                                                (6.3)      (10.9)
   Write off deferred costs/regulatory assets (including
     reduced amortization expense)                             17.9        (2.7)
   Income tax (including change in ITC amortization)          (16.2)       (7.8)
                                                              -----       -----
                                                               (4.6)      (21.4)

                                                              -----       -----
Estimated impact on net income *                             $(26.9)     $(14.5)
                                                              -----       -----

* The 1997 third quarter impact was a reduction in net income of approximately $17.2 million.

         Hearings on the rate inquiry were delayed from September 24, 1997 to October 16, 1997 to allow parties to complete the Settlement Agreement. After hearings before the ALJ on October 16, 1997 which resulted in a recommendation for approval of the Settlement Agreement from the ALJ, the OCC are scheduled to begin deliberations on the proposed settlement on October 20, 1997. A final order to approve the Settlement Agreement could be issued by the end of October 1997. Management cannot predict whether the OCC will approve the Settlement Agreement. If the Settlement Agreement is not approved, then hearings to consider the appropriateness of PSO's current retail rates will be held later this year.
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         If the Settlement Agreement is ultimately adopted without further changes, PSO will experience a material adverse effect on its results of operations but not on its financial condition. CSW will not experience a material adverse effect on either its recurring results of operations or financial condition if the Settlement Agreement is approved by the OCC. Importantly, the Settlement Agreement will also reduce significant risks for PSO related to this regulatory proceeding and will enable PSO's rates to remain competitive for the foreseeable future.

         Portions of the foregoing discussion of the PSO SETTLEMENT AGREEMENT constitute forward looking information within the meaning of Section 21E of the Securities Exchange Act. Actual results may differ materially from the projected information contained therein. For additional background information regarding this matter, please see CSW's and PSO's Combined Form 10-K for the year ended December 31, 1996 and CSW's and PSO's Combined Form 10-Q's for the quarters ended March 31, 1997 and June 30, 1997.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CENTRAL AND SOUTH WEST CORPORATION

Date:  October 17, 1997

                                            By: /S/  LAWRENCE B. CONNORS
                                                     Lawrence B. Connors
                                                     Controller




                                            PUBLIC SERVICE COMPANY OF OKLAHOMA

Date:  October 17, 1997

                                            By: /S/  R. RUSSELL DAVIS
                                                     R. Russell Davis
                                                     Controller